Exhibit 99.1
Veoneer publishes 2018 Annual Report on Form 10-K

Stockholm, Sweden, February 26, 2019: Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), the world’s largest pure-play company focused on Advanced Driving Assistance Systems (ADAS) and Automated Driving (AD), has filed its 2018 Annual Report on Form 10-K with the Securities and Exchange Commission (SEC).
The 2018 Annual Report on Form 10-K is available at the SEC Edgar website: www.sec.gov and on Veoneer’s web site veoneer.com.
As previously announced, Mr. Mats Backman has been appointed Chief Financial Officer of the Company. He will succeed Mr. Mathias Hermansson effective March 1, 2019. Mr. Backman has held a similar position at Autoliv, Inc. since 2016.
The information regarding publication of our 2018 Annual Report on Form 10-K is information that Veoneer, Inc. is obliged to make public pursuant to the Securities Market Act. The information was submitted for publication at 14.45 CET on February 26, 2019.

For more information please contact:
Media:
Thomas Jönsson, GVP Communications & IR, tel +46 (0)8 527 762 27

Investors & analysts:
Thomas Jönsson, Communications & IR, tel +46 (0)8 527 762 27
Ray Pekar, Investor Relations, tel +1 (248) 794-4537

Veoneer designs and manufactures products and solutions for active safety, autonomous driving, occupant protection and brake control. Our purpose is to create trust in mobility. Veoneer is a new technology company that is building on a heritage of close to 70 years of automotive safety development. Veoneer has 8,600 employees in 13 countries. Headquartered in Stockholm, Sweden, Veoneer is listed on the New York Stock Exchange and on Nasdaq Stockholm.